Exhibit 99.1

Press Release	Source: NWH, Inc.

NWH Announces Third Quarter Results and Plans for Substantial
Growth from ENS in Fiscal 2004
Tuesday, September 14, 2004, 3:00 P.M. ET

New York, NY, September 14, 2004 /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR - News), the parent company of Electronic Network Systems, Inc. (“ENS”), today reported financial results for its fiscal third quarter and nine months ended July 31, 2004. NWH owns and operates ENS (www.enshealth.com), a payer services organization that connects healthcare payers and providers using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. The Company focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas.

NWH’s net revenues for the third quarter of fiscal 2004 were $4.48 million, compared to $3.50 million in the third quarter of the prior fiscal year. NWH’s reported net income for the third quarter of fiscal 2004 was $209,556 (including $431,392 of Other Income), or $.07 per share basic and diluted, as compared to net (loss) of ($82,724) (including $349,347 of Other Income) or ($.03 ) basic and diluted per share, in the third quarter of the prior fiscal year. Shares used for computing basic earnings per share were 2,924,631 and 2,920,618, and fully diluted earnings per share were $.07 and ($.03), for the third fiscal quarter ended July 31, 2004 and 2003, respectively.

Net revenues for the nine months ended July 31, 2004 were $13.04 million, as compared to net revenue of $9.44 million for the nine months ended July 31, 2003. NWH’s net income for the nine months ended July 31, 2004 was $622,630 (including $1,225,342 of Other Income), or $.21 per share basic and diluted, compared to a net income of $722,405 (including $1,862,600 of Other Income), or $.25 per share basic and diluted, in fiscal 2003.  Shares used for computing basic earnings per share were 2,924,631 and 2,920,887, and fully diluted earnings per share were $.21 and $.25, for the nine month period ended July 31, 2004 and 2003, respectively. Other Income consists primarily of gain or loss on securities transactions, reflecting the net results of option and short sale position and settlements and sale of BellSouth Common Stock.  Further, unrealized gains and losses on BellSouth common stock are recorded through Other Comprehensive Income (Loss) and are only recorded in the Statement of Operations when realized upon ultimate sale.  The realized gain on derivative transactions increased from $171,625 for the three months ended July 31, 2003 to a gain of $357,385 for the three months ended July 31, 2004.  The unrealized gain on BellSouth common stock, reflected in Other Comprehensive Loss, net of income taxes, for the three months ended July 31, 2003 was a loss of ($93,487) as compared to a loss of ($209,954) for the three months ended July 31, 2004.

“NWH continued to post strong results in the third quarter of fiscal 2004, reflecting continued ENS revenue growth which improved profitability.  After giving effect to dividends paid, NWH had a cash and short-term investments position of $30.5 million at the end of July,” said Terrence S. Cassidy, NWH’s President and CEO.  “Over 37,000 providers are connected to ENS’ e-commerce and Internet services which includes a 22% increase in directly contracted providers.  Through payer arrangements, ENS also currently conducts daily paper to e-commerce claim conversion for another 185,000 healthcare providers.  ENS also experienced a 42% increase in contracted billable provider sites. All of ENS’ growth was obtained through internal sales versus acquisition.  As of September 13, 2004, ENS was connected to over 1,200 payers, including commercial healthcare plans, managed care organizations, Blue Cross/Blue Shield plans, Medicare, Medicaid and CHAMPUS.    Over 93% of all electronic claims received by ENS are directly submitted to contracted payers.  We are confident that ENS’ results (and consequently NWH’s results) will continue to improve, reflecting the quality of its products and services, in fiscal 2004 and into 2005.”

About NWH and ENS

ENS is a payer services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.  ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA (as discussed in Industry below).  ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry (a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments.  These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, Pre-adjudication software services (PASStm),  scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding the Company’s financial and business prospects and capital requirements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the limited nature of the Company’s operations and the risk of the Company’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of the Company to sustain, manage or forecast its growth; dependence on significant customers and the potential loss thereof; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in this Quarterly Report on Form 10-Q including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  Certain of these factors are discussed in more detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2003, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto.  Given these uncertainties, undue reliance should not be placed on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on September 14, 2004, copies of which are available at the website maintained by the SEC at http://www.sec.gov . NWH assumes no obligation to update the forward-looking statements included in this press release.

NWH, INC.

Condensed Consolidated Balance Sheets

	July 31, 2004	October 31, 2003
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$28,313,175	$29,309,192
Marketable securities	2,167,200	9,777,901
Trade and other receivables	2,431,565	2,419,797
Prepaid expenses and other current assets	593,770	456,794
Refundable income taxes		—
Total current assets	33,505,710	41,963,684
Property and equipment, net of accumulated depreciation and amortization of $2,937,553 and $2,865,039, respectively	696,836	703,739
Internally developed software, net of accumulated amortization of $1,943,440, and $1,238,812, respectively	2,357,547	2,489,215
Goodwill	3,762,187	3,762,187
Investments and other assets	1,006,640	957,748
Total assets	$41,328,920	$49,876,573
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$1,963,632	$2,116,881
Call options written at fair value	294,488	2,148,928
Current portion of long-term debt	15,277	71,078
Current income taxes	1,059,535	970,426
Deferred income taxes	1,422,792	3,598,792
Dividends payable	1,462,316	1,462,316
Total current liabilities	6,218,040	10,368,421
Note payable	140,000	140,000
Long-term debt		15,022
Total liabilities	6,358,040	10,523,443
Stockholders’ equity
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 20,000,000 shares authorized; 3,342,231 shares issued	33,422	33,422
Additional paid-in capital	23,195,991	23,195,991
Retained earnings	16,611,401	20,375,719
Accumulated other comprehensive income	221,700	839,632
Treasury stock 417,600 shares at cost	(5,091,634)	(5,091,634)
Total stockholders’ equity	34,970,880	39,353,130
Total liabilities and stockholders’ equity	$41,328,920	$49,876,573

NWH, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2004	2003	2004	2003

Services revenue	$4,480,541	$3,498,567	$13,040,287	$9,435,558
Cost of services	2,241,285	1,859,045	6,777,793	4,844,338
Professional fees	260,100	240,247	657,630	549,722
General and administrative	1,964,553	1,626,345	5,578,571	4,664,670
Depreciation and amortization	77,939	79,001	220,505	247,023
Total expenses	4,543,877	3,804,638	13,234,499	10,305,753
Loss from operations	(63,336)	(306,071)	(194,212)	(870,195)
Other income (expense)
Gain (loss) on securities transactions, net	357,385	171,625	915,843	910,738
Dividend income	32,400	111,238	156,971	303,851
Interest income	72,136	76,438	207,056	268,078
Interest expense	(30,529)	(9,954)	(54,528)	(41,320)
Other income		—		421,253
	431,392	349,347	1,225,342	1,862,600
Income before provision for income taxes	368,056	43,276	1,031,130	992,405

Provision for income taxes	158,500	126,000	408,500	270,000
Net income (loss)	$209,556	$(82,724)	$622,630	$722,405
Net income (loss) per common share
Basic	$.07	$(.03)	$.21	$.25
Diluted	$.07	$(.03)	$.21	$.25
Weighted average number of common shares outstanding
Basic	2,924,631	2,920,618	2,924,631	2,920,887
Diluted	2,952,749	2,920,618	2,961,177	2,931,507

NWH, Inc.

Condensed Consolidated Statements of Comprehensive (Loss) Income

(Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2004	2003	2004	2003

Net income (loss)	$209,556	$(82,724)	$622,630	$722,405
Other comprehensive (loss) income
Net unrealized holding (loss) gain on marketable Securities arising during the period, net of income tax of $4,726, $19,779, $57,476 and $(110,231), respectively	7,794	34,202	107,030	(187,991)
Reclassification adjustment for gains recognized in net income, net of income taxes of $(112,173), $(65,779),($373,476) and $(65,779), respectively	(217,747)	(127,689)	(724,962)	(127,689)
Other comprehensive loss	(209,954)	(93,487)	(617,932)	(315,680)
Comprehensive (loss) income	$(398)	$(176,211)	$4,698	$406,725

NWH, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended July 31,
	2004	2003

Cash flows from operating activities
Net income	$622,630	$722,405
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,170,670	969,081
Gain on securities transactions, net	(915,843)	(910,738)
Gain on sale of investment	—	(421,253)
Deferred income taxes	(1,860,000)	(402,625)
Bad debt expense	30,064	30,366
Changes in assets and liabilities
Trade and other receivables	(41,832)	(318,652)
Prepaid expenses and other current assets	(227,610)	(364,931)
Other assets	(48,892)	29,114
Accounts payable and accrued expenses	(153,249)	(10,517)
Current income taxes payable	89,109	(957,620)
Net cash used in operating activities	(1,334,953)	(1,635,370)

Cash flows from investing activities
Acquisition of property and equipment	(190,780)	(326,811)
Cash paid for internally developed software	(555,607)	(588,633)
Proceeds from sale of marketable securities	7,775,207	1,338,155
Proceeds from sale of marketable equity securities-short sale		1,309,805
Acquisition of marketable securities-short sale		(2,566,701)
Acquisition of written call options	(4,232,025)	(11,952,845)
Proceeds from sale of written call options	2,195,000	9,968,315
Proceeds from sale of investment		1,421,253
Net cash provided by (used in) investing activities	4,991,795	(1,397,462)

Cash flows from financing activities
Acquisition of treasury stock		(369,564)
Proceeds of short-term debt	100,000	—
Dividends paid	(4,386,948)	—
Principal payments of short and long-term debt	(117,664)	(106,913)
Principal payments of capital leases	(248,247)	124,211
Net cash used in financing activities	(4,652,859)	(352,266)
Net decrease in cash and cash equivalents	(996,017)	(3,385,098)

Cash and cash equivalents
Beginning of period	29,309,192	31,498,217
End of period	$28,313,175	$28,113,119
Capital lease assets acquired and obligations incurred	$195,085	$—